Exhibit 10.24

JOINT DEED OF HYPOTHECATION

This DEED is made at NEW DELHI this the 16TH day of AUGUST, 2010 between M/S. AMIRA FOODS (INDIA) Ltd., a company within the meaning of the Companies Act’ 1956 and having its Registered Office at B-1/E-28, Mohan Co-operative Industrial Estate, Mathura Road, New Delhi - 110044 and Corporate Office at 54, Prakriti Marg, Mehrauli - Gurgaon Road, Delhi-110030 (hereinafter called “the Borrower” which expression shall, unless it be repugnant to the subject or context thereof, include its successors and assigns) in favour of

1)                                     Canara Bank, a body corporate, constituted by and under the Banking Companies (Acquisition and Transfer of Undertakings) Act, 1970 and having its Head Office at Canara Bank Building, 112, Jayachamarajendra Road, Bangalore-560 002 and a Branch Office amongst other places at Prime Corporate Branch - II, 2nd Floor, World Trade Tower, Barakhamba Lane, New Delhi-110 001,(hereinafter called “A BANK” which expression shall, unless it be repugnant to the subject or context thereof, include its successors and assigns)

2)                                     State Bank of India, a body Corporate, constituted by and under the State Bank of India Act, 1955 and having its Local Head Office at 11, Parliament Street, New Delhi - 110001 and a Branch Office amongst other places at Overseas Branch, 9th Floor, Jawahar Vyapar Bhawan, 1, Tolstoy Marg, New Delhi-110 001, (hereinafter called “B BANK” which expression shall, unless it be repugnant to the subject or context thereof, include its successors and assigns)

3)                                     Oriental Bank of Commerce a body corporate, constituted by and under the Banking Companies (Acquisition and Transfer of Undertakings) Act, 1980 and having its Head Office at Harsha Bhawan, E Block, Connaught Circus, New Delhi - 110001 and a Branch Office amongst other places at A-30-33, Rajiv Chowk, New Delhi - 110001, (hereinafter called “C BANK” which expression shall, unless it be repugnant to the subject or context thereof, include its successors and assigns),

4)                                     Bank of India a body corporate, constituted by and under the Banking Companies (Acquisition and Transfer of Undertakings) Act, 1970 and having its Head Office at Star House, C-5, G Block, Bandra Kuria Complex, Bandra (East), Mumbai - 400051 and a Branch Office amongst other places at Overseas Branch, Vijaya Building, 17, Barakhamba Road, New Delhi - 110001, (hereinafter called “D BANK” which expression shall, unless it be repugnant to the subject or context thereof, include its successors and assigns),

5)                                     Bank of Baroda a body corporate, constituted by and under the Banking Companies (Acquisition and Transfer of Undertakings) Act, 1970 and having its Head Office Baroda House, 506, Mandavi, Baroda and a Branch Office amongst other places at Corporate Financial Services Branch, Ground Floor, BOB Building, 16, Sansad Marg, New Delhi - 110001, (hereinafter called “E BANK” which expression shall, unless it be repugnant to the subject or context thereof, include its successors and assigns),

6)                                     ICICI Bank Ltd. a Banking Company within the meaning of the Banking Regulation Act, 1949 and a Company within the meaning of the Companies Act, 1956 and having its Registered/Head Office in India at “Landmark” Race Course Circle, Vadodara - 390007 and a Branch Office amongst other places at NBCC Place, Bhishma Pitamah Marg, Pragathi Vihar, Lodhi Road, New Delhi - 110003, (hereinafter called “F BANK” which expression shall, unless it be repugnant to the subject or context thereof, include its successors and assigns) ,

7)                                     State Bank of Hyderabad a Corporation constituted under State Bank of India (Subsidiary Banks) Act No. 38 of 1959 and having its Registered/Head Office in India at Gunfoundry, Hyderabad and a Branch Office amongst other places at Nehru Place Branch, Kundan House, New Delhi - 110019 (hereinafter called “G BANK” which expression shall, unless it be repugnant to the subject or context thereof, include its successors and assigns),

8)                                     HDFC BANK LTD. a Banking Company incorporated and registered under Companies Act, 1956 and having its Registered Office at HDFC Bank House, Senapati Bapat Marg, Lower Parel West, Mumbai 400013 and a Branch Office amongst other places at Kailash Building, 26, K.G.Marg, New Delhi 110001, (hereinafter called “H BANK” which expression shall, unless it be repugnant to the subject or context thereof, include its successors and assigns),

9)                                     YES BANK LTD. a Banking Company incorporated and registered under Companies Act, 1956 and having its Registered Office at Nehru Centre, 9th Floor, Discovery of India, Dr. A.B. Road, Worli, Mumbai and a Branch Office amongst other places at D-12, South

Extension, New Delhi - 110049, (hereinafter called “I BANK” which expression shall, unless it be repugnant to the subject or context thereof, include its successors and assigns),

(All of which A Bank, B Bank, C Bank, D Bank, E Bank, F Bank, G Bank, H Bank and I Bank are hereinafter collectively referred to as “the said Banks” or “the A Bank Consortium” which expression shall, unless it be repugnant to the subject or context thereof, include each of them or any one or more of them and their respective successors and assigns).

By consent of all the Parties, A Bank is designated and recognized as the Lead Bank of the A Bank Consortium. If the Consortium of Banks is increased or diminished from time to time by adding to or dropping of one or more Banks or is changed by substitution of one Bank by another during the currency of this Agreement, then the Reconstituted Consortium will be governed by the provisions of this Agreement as if they have been added or dropped herein as the case may be and the term “the said Banks” shall mean and shall be deemed to include the Reconstituted Consortium as well.

WHERE AS

1.             The Borrower has been sanctioned, inter alia, the Working Capital Facilities by the A Bank Consortium in the proportion as mentioned in the Working Capital Consortium Agreement dated 16-08-2010 entered into by the Borrower with the said Banks (hereinafter referred to as “the Consortium Agreement”) and the first schedule hereunder for meeting a part of the working capital needs of the borrower in addition to/in replacement of existing facilities and replacement if certain other facilities on the terms and conditions set out therein and such other conditions as may be stipulated by the A Bank Consortium from time to time.

The Working Capital Facilities are therein and hereinafter collectively referred to as “the said Facilities”, which expression shall, unless it be repugnant to the subject or context thereof, include each such facility or any one or more of them. The Limits or Sub-Limits as so fixed from time to time during the tenure of the Consortium Agreement shall be deemed to be the Limits or Sub-Limits covered under these Presents.

2.             Subject to the provisions therein contained, each of the members of the A Bank Consortium agrees to the Borrower availing of all or some or any of the said Facilities at the sole and absolute discretion of the said Banks by way of overdrafts, cash credits, pre shipment and post shipment credits, opening of Letters of Credit, issuing of guarantees including deferred payment guarantees and indemnities, negotiation and discounting of demand and/or usance bills and cheques and such other facilities as may be agreed upon from time to time for sums upto the limits or sub limits as aforesaid and in no circumstance to an amount at any one time exceeding in the aggregate with interest thereon and other costs, if any , such limit or limits as the said Banks may from time to time, decide in respect of each such facility or in the aggregate, to be made available at any one or more Branches of the said Banks.

3.             The Borrower expressly agrees and undertakes that all the said Facilities or any of them shall be utilised exclusively for the purposes set forth in the Borrower’s proposals to the Lead

Bank and for no other purpose and no change shall be made therein without the written sanction of the said Banks.

4.             Interest shall be charged on the outstandings in the said Account(s) at such rate or rates as may be determined by the said banks from time to time and if such rate or rates is or are linked to the Benchmark Prime Lending rate, then the effective rate of interest on such Account(s) shall be correspondingly stand changed on account of any revision therein from the date of any such revision. Where interest is charged by the said Banks at a concessionary rate or rates because of the said facilities being granted by the said Banks to the Borrower under the. Interest Subsidy Scheme or any other Scheme(s) formulated by the Government and/or Reserve Bank Of India or any Rehabilitation Scheme, the Borrower hereby agrees, declares, confirms and affirms that in the event of the withdrawal, modification and/or variation of such Scheme(s), the concessionary rate or rates of interest shall stand withdrawn and the usual normal rate or rates of interest of the said Banks as mentioned above applicable at the material time to the said Facilities shall become effective and the said Banks shall become entitled to charge the Borrower such rate or rates of interest and the Borrower shall pay to the said Banks on demand the difference between such concessionary rate or rates and the usual normal rate or rates of interest of the said Banks as mentioned above applicable at the material time to the said Facilities and such difference shall become due and payable by the Borrower to the said Banks from the date the withdrawal modification and/or variation of any such Scheme(s) becomes effective. Interest shall be ‘calculated respectively on the daily balance of such Account(s) and be debited thereto on the last working day of the month or quarter according to the practice of the said Banks. The said Banks shall also be entitled to charge at their discretion such enhanced rates of interest on Account(s) either on the entire outstandings or on a portion thereof as the said Banks may fix for any irregularity and for such period as the irregularity continues or for such time as the said Banks deem it necessary regard being had to the nature of the irregularity and the charging of such enhanced rate of interest shall be without prejudice to the other rights and remedies of the said Banks.

5.             The Borrower agrees with each of the said Banks that unless otherwise agreed to by the said Banks or any one or more of them, the Borrower shall repay the said Facilities to each of the said Banks forthwith on demand of all such amounts as may be standing at the foot of the Packing credit and/or Cash Credit Account(s) or Other Accounts (hereinafter referred to as “the said Account(s)” together with interest, compound interest, additional interest, liquidated damages, costs, charges, expenses and other moneys thereon at the rate or rates as may be applicable thereto as set out in the Second Schedule to the said Consortium Agreement, Failure of the Borrower to repay shall entail in the Borrower being treated as a defaulter and the amount due as in default invoking the provisions as to defaults as hereinafter stated.

6.             The Borrower further agrees that in case the said Facilities are eligible for cover under any Guarantee Scheme, the Borrower shall bear the guarantee fee paid/to be paid in connection with the said Facilities and it is agreed that the said guarantee fee shall be debited to the Borrower’s Account and shall be treated as part of the said Facility and shall carry like interest and be secured in the same manner as the said Facility.

7.             One of the conditions of the said Consortium Agreement is that the Borrower shall create, inter alia, in favour of the said Banks a first pari passu charge on all the Current Assets of the

Borrower, namely, the Borrower’s Stocks of Raw Materials, Semi-Finished and Finished Goods, Stores and Spires also including those relating to Plant and Machinery, Consumable Stores and Spares, Bills Receivables and Book Debts, Subsidy Receivables and all other movables (excluding Plant & Machineries and other fixed assets created/being created out of the term loan sanctioned by Canara Bank and Bank of Baroda) and also excluding such movables as may be permitted by the A Bank Consortium in their discretion from time to time), both present and future.

8.             Pursuant thereto the said Banks have called upon the Borrower to create the aforesaid first pari passu charge by executing a Joint Deed of Hypothecation in favour of the said Banks being these Presents, which the Borrower has agreed to do in the manner hereinafter appearing:

NOW THIS DEED WITNESSETH AND IT IS HEREBY AGREED AND DECLARED AS FOLLOWS:

1.             A)           The Borrower hereby agrees with each of the said Banks that it will abide by the terms and conditions contained in the said Consortium Agreement, as may be modified or amended or varied and in force from time to time during the tenure of this security. These presents shall be read in conjunction with the said Consortium Agreement as aforesaid and shall be construed accordingly. In the event of any inconsistency or repugnancy between the two, the said Consortium Agreement as aforesaid shall prevail to all intents and purposes.

B)                                    The Borrower agrees to repay to each of the said Banks their respective principal amounts on demand as decided in the Consortium Agreement.

C)                                    The Borrower agrees with each of the said Banks that so long as the said Facilities or any portion thereof will remain outstanding or unpaid, the Borrower will pay to each of the said Banks interest and commission at the rates per annum as indicated in the Consortium Agreement.

2.             In pursuance of the said Consortium Agreement and in consideration of the said Banks having granted and for agreed to the Borrower all or some or any of the said Facilities for the purposes and subject to the terms and conditions as specified in the Consortium meeting, the Borrower do hereby hypothecate to and in favour of the said Banks jointly and to each of them severally All and Singular the Borrower’s Stocks of Raw Materials, Semi-Finished and Finished Goods, Stores and spares including those relating to the Plant and Machinery, Consumable Stores and Spares, Bills Receivable, Book Debts, Subsidy Receivables and all other movables of the Borrower (excluding Plant & Machineries and other fixed assets created/being created out of the term loan sanctioned by Canara Bank and Bank of Baroda and also excluding such movables as are permitted by the said Banks from time to time) but including documents of title to goods and other assets, such as outstanding moneys, receivables including receivables by way of cash assistance and/or cash, including under the Cash Incentive Scheme or any other Scheme claim including claims by way of refund of customs / excise duties under the Duty Drawback Credit Scheme or any other Scheme, bills, invoices, documents, contracts, engagements, securities, investments and rights, both present and future of the

Borrower being and lying at Borrower’s Premises or Godowns or rented or at various places throughout India and whether lying loose or in cases or otherwise used in the business of the Borrower at the said site or in transit now belonging to or that may at any time, during the continuance of the said Facilities and this security, belong to the Borrower or that may be held by any party to the order or disposition of the Borrower, (which assets comprised in this security are hereinafter for brevity’s sake referred to as “the hypothecated assets”) short particulars whereof are given in the Second Schedule hereto the end and intent that the charge by way of hypothecation hereby created on the said hypothecated assets shall be security by way of first pari passu charge in favour of the said Banks jointly and to each of them severally for the due repayment and discharge on demand of the said Facilities to the said Banks together with interest thereon at the agreed rates and rests as mentioned in the said Consortium meeting and all costs, charges, expenses and other moneys payable in respect of the said Facilities and also said for the due observance, performance and discharge by the Borrower of all obligations arising out of or in respect of the said Facilities or which may give rise to a pecuniary liability and for all costs (between Attorney and Client) and full indemnity basis, charges, expenses and other moneys whatsoever paid or incurred by the said Banks in connection with the insurance, protection, observance, enforcement or realization of the Security and for recovery of their respective dues as also security for the payment and discharge of all indebtedness whatsoever or liability of the Borrower to the said Banks in respect of any liability undertaken by the said Banks under any Letter of Credit opened or guarantee or indemnity issued by the said banks for Borrower or otherwise in respect of any account at any office of the said banks (whether in India or elsewhere and whether accrued, accruing or contingent and whether solely or jointly with others) and any bills of exchange, promissory notes or instruments at any time drawn made accepted or endorsed by the Borrower solely or jointly with others which the said Banks may discount or become interested in together with all interest, discount, commission, charges, costs (between Attorney and Client), and expenses payable to or incurred by the said Banks in relation thereto so that the security hereby created shall be and shall always be and remain a continuing security for all moneys, indebtedness and liabilities aforesaid notwithstanding the existence of a credit balance on the said Account(s) at any time or any partial payments or fluctuations of accounts and the said security shall be in addition to any other security for any such indebtedness or liability now held or hereafter to be held by the said Banks.

Provided, However, that where the said Banks have at the specific request of the Borrower and in their sole discretion communicated in writing to the Borrower that in respect of any specific items of goods, book-debts, movables and other assets, this charge by way of hypothecation will not operate, such goods, book-debts, movables and other assets shall be deemed as not having been hypothecated to the said Banks as stated herein before.

3.             The Borrower hereby declares covenants, engages and agrees with the said banks jointly and with each of them severally as follows:

a)                                      All moneys drawn from the said Banks and credited in the said Account (s) shall be solely applied for the working capital needs of the Borrower in its usual ordinary course of business and for no other purpose:

b)                                     All advances made by the said Banks under the said Accounts (s) and balances due to the said Banks thereunder shall be repayable to the said Banks on demand;

c)                                      Subject to the powers conferred hereunder on the said Banks and each of them, the Borrower may in the ordinary course of business sell and dispose of any of the hypothecated assets, but the Borrower shall on any and every such sale or on receipt of documents or sale proceeds thereof deliver the documents or pay the net proceeds of the sale in satisfaction (so far as the same shall extend) of the balances then due and owing on the s4 Account (s) to the said Banks or any of them as hereinafter provided. Provided further that the Borrower shall not make any sale of any of the hypothecated assets upon being prohibited in writing by any of the said Banks from doing so;

d)                                     The Borrower will regulate its drawings out of and payments into each of the said Accounts (s) in such manner that the amount due from time to time on each of the said Accounts(s) shall be kept as nearly as practicable pro rata to the respective drawls by the Borrower from the other Banks in the A Bank Consortium;

e)                                      i)              The Borrower shall from time to time on demand by the said Banks furnish to the said Banks a list of all the Book Debts with the particulars of the debts and the debtors and produce to the said Banks its Books of Account and other documents to enable the said Banks to ascertain the Book Debts from time to time and the Borrower shall whenever required produce the evidence in support thereof. The Borrower shall also without such demand furnish to the said Banks on the first day of each calendar month a similar list of all the Book Debts.

ii)                                   The Borrower shall execute on demand by the said Banks such further documents as may be required by the said Banks to vest the said Books Debts or any of them in the said Banks in to render the same readily realisable or transferable by the said Banks at any time.

iii)                                The Borrower declares that the said Book Debts shall always be the Borrower’s absolute property at its sole disposal and free from any prior charge or encumbrance and declares that nothing contained in this Deed shall operate to prejudice the rights and remedies of the said Banks in respect of any present or future security, guarantee, obligation or decree for any indebtedness or liability of the Borrower to the said Banks.

iv)                               The Borrower agrees that it will not compound or release any of the said Book Debts nor do anything whereby the recovery of the same may be impeded, delayed or prevented without the consent of the said Banks and further agrees to keep, proper books of account of its business (es) and will at all times as and when required produce such books of account and all vouchers, papers and documents relating thereto for the inspection of the said Banks and any of its Officers or agents and allow free access to them without any demur.

v)                                  Subject as aforesaid, the Borrower shall be at liberty to deal with the said Book Debts and claims in due course of business on the express understanding that the said Book Debts and all proceeds and/or realisations thereof and documents of title relating-thereto are always kept distinguishable and held as the exclusive property of the said Banks specifically appropriated to this security to be dealt with only under the directions of the said Banks and the Borrower shall not create or suffer any mortgage, charge, lien or encumbrance to affect the same or any part thereof nor do or allow anything to be done that may prejudice the security of the said Banks created hereunder.

vi)                               The Borrower shall furnish and verify all such statements, reports, returns, certificates, vouchers and information as may from time to time be required by the said Banks in regard to the above.

vii)                            The Borrower shall submit to the said Banks punctually monthly or oftener as and when required by any of the said Banks full particulars of all the assets of the Borrower and of the hypothecated assets and shall allow such Bank or its authorized agent to take inspection of such hypothecated assets and of all records and will produce such evidence as such Bank may require as to the cost and value of any such hypothecated assets and it shall be lawful for any of the said Banks at any time and from time to time during the continuance of this security to appoint and employ at the expense of the Borrower in all respects and either temporarily or for such periods as such Bank shall think fit a person or persons or firm or company to inspect and value on behalf of the said Banks all or any of the hypothecated assets and the Borrower shall pay to the said Banks on demand the fees or other remuneration payable to any such person, firm or company and costs, charges and expenses of and incidental to such valuation (the Bank’s statement therefore being conclusive in that behalf) and in default each Bank shall be at liberty to debit the amount thereof to the respective Account of the Borrower. Any such valuation shall be conclusive against the Borrower.

f)                                     If the Borrower shall fail to repay on demand any moneys which ought to be paid by it under the said Consortium meeting or hereunder including principal, interest and other moneys or shall commit any breach of any covenant, agreement, undertaking or declaration on its part to be performed as herein contained or it appears to the said Banks that false or misleading information in any material particular was given in the Borrower’s proposals made to the Lead Bank and such breach or default is not remedied forthwith and on the failure of the Borrower to remedy the same or if any circumstance shall occur which, in the opinion of the said Banks or any of them, is prejudicial to or imperial or is likely to prejudice or imperil this security or if any distress or execution is levied or enforced against any property or assets whatsoever of the Borrower or if any person, firm or company shall take steps towards applying for or obtaining an order for the appointment of a Receiver of any property or assets whatsoever of the Borrower or if such Receiver is appointed or if any person, firm or company shall apply or obtain an order for the winding up of the Borrower or if any such order is made or if any step is taken by any person, firm or company towards passing any resolution to wind up the Borrower or if any such resolution shall be passed or if the Borrower shall suspend or cease to carry on business or to conduct its business to the satisfaction of the said Banks or any of them then and in any such case the entire sums in respect of the said Facilities due to the said Banks together with interest, costs, charges and other moneys payable in respect thereof shall forthwith become, at, the option of the said Banks, payable at once and further it shall be lawful, for the said Banks, or any of them forthwith or any time thereafter and without any notice to enter into or upon any place or premises where or wherein any of the hypothecated assets may be or are situated or kept or stored (and for the purpose of such entry to do all acts, deeds or things as are deemed necessary by the said Banks or any of them) and to inspect, value, insure and/or to take charge of and/or to seize, recover, receive, appoint receivers of and/or take possession of all or any of the hypothecated assets and thereupon either forthwith or at any time and from time to time without any notice either by public auction or tender or private contract or tender to sell and dispose of all or any part of the hypothecated assets in such manner as the said Banks or any of them shall think fit and to apply the net proceeds of such sale in or towards the payment of all principal and interest then outstanding on all the said Account(s) or any of them in such manner and in such proportion as are hereafter specified and subject thereto in payment of all other money due hereunder to any of the said Banks may agree themselves and to enforce, realise, settle, compromise and deal with any rights aforesaid without being bound to exercise any of such powers or being liable for any losses in the exercise thereof and without prejudice to the said Banks rights and remedies of suit or otherwise and notwithstanding there may be any pending suits or other proceedings, the Borrower hereby undertakes to transfer and deliver to the said banks or any of them all relative contracts, securities, bills, notes, hundies and documents and agrees to accept the said Banks’ accounts and sales and realisations and to pay any shortfall or deficiency thereby shown and if the net sum realised by such sale shall be insufficient to pay the amount secured, the said Banks or any of them shall be at liberty to apply any other money or moneys in the hands of the said Banks or any of them standing to the credit of or belonging to the Borrower in or towards the payment of the balance and in the event of there being still a deficiency, the Borrower shall forthwith pay such deficiency, provided that nothing herein contained shall in any manner prejudice or affect the rights or remedies of the said Banks or any of them against the Borrower individually. The said Banks shall not be responsible in any way for the quantity, condition or safety of the said properties of which possession shall be given to or taken or obtained by the said Banks.

g)                                     If there shall be a surplus available in the hands of the said Banks or any of them after payment of all the moneys hereby secured and owing to the said Banks and to each of them, such surplus shall be applied by the said Banks and each of them in or towards the payment or liquidation of any or all other moneys which shall be or may become due from the Borrower to the said Banks or each of them solely or jointly with any other person or persons or company by way of loans, discounting bills, credit guarantees, charges or by way of any other debts or liability including bills, notes, credits and other obligations current though not then due or payable legal or any other demand equitable, which the said Banks or any of them may have against the Borrower or any moneys in respect of any Funded or Non-Funded Facilities availed of by the Borrower from the said Banks either prior to or during the tenure of the said Consortium Agreement and these Presents or of which the law of set off or mutual credit would in any case admit and where the Borrower is taken into or is in liquidation or otherwise and interest thereon from the date on which any and all advance or advances in respect thereof shall have been made at the rate of respective rates at which the same shall be so advanced and the application of any moneys to be applied under this sub-clause shall be in such manner and proportions as are hereinafter specified.

h)                                     The Borrower shall not be in any way concerned with the proportion in which any moneys applicable under this clause are appropriated and shall not have any claim whatsoever against any of the said banks in relation to any act or thing done, omitted, permitted or suffered by any of the said Banks in regard to the appropriation among the said Banks of any moneys applicable as aforesaid.

i)                                         The Borrower shall not remove or dismantle any of the hypothecated assets without the consent in writing of the said banks except in any case where such removal or dismantling shall in the opinion of the Borrower be rendered necessary by reason of the same being worn out, obsolete, discarded, injured, damaged or broken and in such case will replace those so worn out, obsolete, discarded, injured, damaged or broken by others of a similar nature and of at least equal value and shall also whenever necessary renew or replace all such assets to be used for the purpose of or in connection with the business of the Borrower when and as the same shall be worn out, obsolete, discarded, injured, damaged or broken.

j)                                         The Borrower agrees that pending seizure by the said Banks or any of them of the said hypothecated assets and any documents therefore, any insurance moneys received by the Borrower shall be held by the borrower as the exclusive property of the said Banks specifically appropriated to the security created hereunder and the Borrower will not without the written consent of the said banks first had and obtained make or suffer nor attempt to make or suffer any mortgage, charge lien or encumbrance to affect the same or any part thereof nor do or allow anything which may prejudice the security hereby created or agreed to be created nor create any security whatsoever save as approved by the said Banks.

k)                                      The Borrower shall if so required by the said banks or any of them cause, and in default, the said Banks or any of them any themselves or itself cause, Board or Boards with the name of the said Banks legibly and distinctly printed or written thereon to be placed and at all times maintained in a conspicuous position upon and within all godowns, jaithas or other places of storage in to or upon which any of the hypothecated assets for the time being hypothecated and charged as aforesaid are or shall be brought in during the continuance of this security.

l)                                         The Borrower shall forthwith upon obtaining any lease or tenancy, leave or licence to occupy and godown or jaitha or any place containing any of the hypothecated assets which is not its own property if so required by the said Banks or any of them (and subject to the provisions of any law in this behalf) register the same in the names of the said Banks and hand over the receipts for any rents or other dues payable in respect thereof to the said Banks or any of them as may be mutually agreed among the said Banks and keep the said Banks indemnified against any and all liability in consequence of such transfer or registration in the said banks’ names and shall pay any sum becoming payable to the said banks or any of them under the said Account(s) and all such sums shall carry like interest and shall be treated as an advance secured by this security.

m)                                   The Borrower shall pay all rents, rates, taxes, payments and outgoing in respect of any immovable property in or in which the hypothecated assets may for the time being be lying and shall keep such property and hypothecated assets insured against loss or damage by fire and shall also insure the same against such other risks as the Lead Bank Agreement and shall produce the Policies of Insurance to the Lead Bank whenever required by it.

n)                                     The Borrower hereby declares and guarantees that the hypothecated assets now in existence are same as aforesaid the absolute unencumbered property of the Borrower and that the Borrower has full power of disposition there over and that all hypothecated assets which may belong to the Borrower in future shall likewise be the absolute and unencumbered property of Borrower with full power of disposition there over of the Borrower.

o)                                     The Borrower shall furnish and verify all statements, reports, returns, certificates and information from time to time as required by the Lead Bank or the said Banks or any of them in respect of the hypothecated assets and execute any documents as required by the Lead Bank as in its opinion necessary to give effect to this security and if the Borrower shall fail to do so within 30 days of demand in writing by the Lead Bank, the Lead Bank may execute such documents on behalf of the Borrower for its own benefit and the benefit of the other Banks in the A Bank Consortium.

p)                                     This security shall be continuing security for the balance from time to time due to the said Banks and each of them under the said Account(s) and shall not affect, impair or discharge the liability of the Borrower by winding up (voluntary or otherwise) or by any merger or amalgamation, reconstruction or otherwise of the Borrower with any other Company or take over of the management or nationalization of the undertaking of Borrower.

q)                                     Nothing herein contained shall prejudice any other security present or future or any right or remedy of any of the said Banks otherwise than hereunder for the recovery of any moneys due by the Borrower to the said Banks or any of them.

r)                                        If and whenever this security shall be held by the said Banks or any of them for the Borrower’s liability to the said Banks or any of them in respect of any third party’s obligations to the said Banks or any of them, then the Bank concerned shall be free without reference to the Borrower to deal with and the Borrower hereby consents to such Bank dealing with the principal debtor and with any securities obligations or decrees and generally act as if the Borrower was primarily liable and to give time or other indulgence or make any variation, without thereby in any manner impairing or prejudicing the rights of the said Banks or any of them against the Borrower who declares that the liability of the borrower shall be deemed that of a co-promissor with such third party.

4.             No payments into or drawings out of any of the said Account(s) or any transactions, dealings, agreements or arrangements whatsoever in connection with any of the said Account(s) shall affect the state of the other accounts or any transactions, dealing, agreement or arrangement in connection therewith.

5.             It is expressly hereby agreed by the Borrower with the said Banks and each of them that it shall be lawful for any of the said Banks to exercise any power or authority hereby expressed to be exercisable by the said Banks or any of the said Banks alone or through the Lead bank and that the rights and powers conferred on the said Banks by these Presents shall be joint and several and shall be deemed always to be so and they may be exercised by the said Banks through the Lead Bank accordingly on behalf of all or any of the said Banks to owing or take any suit or other proceedings or take any steps for enforcement of the securities created in their respective favour or otherwise for realisation of their respective dues from the Borrower in the sole name of the Lead Bank and in the event of institution of any suit or proceedings by the Lead Bank, it shall join the others of the said Banks as party defendants/ respondents in such suits or proceedings, if it is not willing to join as party plaintiffs but so that the said Banks will inter-se always act in mutual consultation and cooperation.

6.             Any demand or notice to be made or given to any party hereto may be made or given by leaving the same at or by posting the same by registered post in an envelope addressed in the case of the Borrower at its Registered Office/corporate office/works and in the case of any of the said Banks, at the Office where the said Accounts(s) of the Borrower are maintained by the concerned Bank and every such demand or notice shall be deemed to be received as the case may be at the time at which it is left or at the time at which it would have been delivered in the ordinary course of post at the office in question.

7.             The Borrower shall pay on demand to the said Banks and each of them the costs (between Attorney and Client) incurred by them or any of them in connection with the preparation, engrossment and stamping the counterparts in quintuplicate and execution of this Agreement and of any guarantee or other security executed contemporaneously herewith in connection with the said activities hereby secured and of the registration of this security with the Registrar of Companies and all other costs ( between Attorney and Client), incurred or to be incurred by the said banks or any of them in connection herewith or with the enforcement or attempted enforcement of the security hereby created or the protection or defence or perfection thereof or for the recovery of any moneys hereby secured and of all suits and proceedings of whatsoever nature for the enforcement or realisation of the security hereby created or Ole recovery of such moneys or otherwise in connection herewith or in which any of the said Banks may be joined as a party or otherwise involved by reason of the existence of the security hereby created.

8.             The Borrower hereby appoints the said Banks and each of them as its Attorney and authorises the said Banks and each of them to act for and in the name of the Borrower to do whatever the Borrower may be required to do under these Presents and generally, to use the name of the Borrower in the exercise of all or any of the powers by these Presents conferred on the said Banks and Borrower shall bear the expenses that may be incurred in this regard.

9.             It is expressly agreed by and between the Parties hereto that:

i)                                       Nothing herein shall prejudice the rights or remedies of the said Banks in respect of any present or future security, guarantee obligation or decree for any indebtedness or liability of the Borrower to the said Banks or any of them;

ii)                                    The Borrower agrees and declares that the rights and powers conferred on the said Banks by these Presents shall be joint and several and shall be deemed always to be so and they may be exercised by the said Banks accordingly provided however all such action shall, as far as possible be taken through the Lead Bank.

iii)                                 The Borrower declares, agrees, and confirms that the powers and rights conferred under the provisions of this Deed shall ensure to be benefit of the A Bank Consortium as presently constituted as also to the Consortium as may be reconstituted during the currency of the said Facilities as aforesaid and the Borrower hereby agrees to execute such documents or deeds as may be deemed necessary by the Lead Bank for safeguarding the interests of the A Bank Consortium and the Consortium as so reconstituted and to file such particulars in such Form as may be appropriate with the Registrar of Companies and other authorities as may be expedient or necessary for the aforesaid purpose.

iv)                                The Borrower agrees and declares that the rights and powers conferred on the said Banks by these Presents may be exercised by the Lead Bank acting on behalf of all or any of the said banks.

10.                               (1) We hereby agree and give consent for the disclosure by the said Banks of all or any such;

a)                                    Information and data relating to us;

b)                                   The information of data relating to any credit facility availed of / to be availed, by us and

c)                                    Default, if any, committed by us, in discharge of our such obligation, as the said Bank may deem appropriate and necessary, to disclose and furnish to Credit Information Bureau (India) Ltd., and any other agency authorised in this behalf by RBI.

(2)                                We, declare that the information and data furnished to us to the said Banks are true and correct.

(3)                                We, undertake that:

a)                                      the Credit Information Bureau (India) Ltd., and any other agency so authorised may use, process the said information and data disclosed by the bank in the manner as deemed fit by them, and

b)                                     the Credit Information Bureau (India) Ltd., and any other agency so authorised may furnish for consideration, the processed information and data or products thereof prepared by them, to banks / financial institutions and other credit grantors or registered users, as any be specified by the Reserve Bank in this behalf.

The expression ‘ bank’ includes lending institutions for the purpose.

11.                                 The company may, if so warranted temporarily / re-allocate the share of any member of the consortium with the consent of the Lead Bank subject to the total sanctioned limit remaining the same for the peak and non peak season.

12.                                 a)                                      The borrower agrees not to induct on the Board of the borrower, a person, who has been identified as a ‘Willful Defaulter’ as per definition given as per RBI directions/guidelines or Bank’s guidelines as a director on the Board of the Borrower (s). if any director who is ‘Willful defaulter’ as per definition above referred, is on the Board of borrower or becomes so while being a director on the Board of the borrowers. The borrower agrees to make necessary amendments in the Articles of Association of borrowers to make the above requirement as ground for removal of directors and furnish a copy of Articles of Association as amended to the said banks.

b)                                     The borrower authorizes the said Banks to issue a mandate/direction to the borrower’s auditors to certify non-diversion/siphoning of funds out of working capital/loan facilities availed by the borrower. Borrower also authorizes the said banks to issue mandate/directions to borrower’s auditors also to certify the extent/amount of diversion/siphoning of funds out of loan facilities availed by .borrowers, if the auditors, detect any diversion/siphoning of funds. The borrower undertakes to authorize the borrower’s auditors to provide such certificates as required by said Banks at borrower’s cost.

c)                                      If any of the above conditions are not complied with, the said Banks shall be entitled to recall the outstanding including interest and other charges, notwithstanding anything contained in the working capital/loan agreements.

d)                                     The Borrower agrees and undertakes to keep the said Banks informed about the name and addresses of the auditors so appointed from time to time within 15 days of such appointment. The borrower also agrees and undertakes to inform their auditors about the rights given to the banker in respect of certifying and reporting by auditors about end use of funds, non diversion/siphoning of funds, out of loan facilities’ availed by the borrower and the extent/amount of diversion/siphoning of funds and shall require the auditors to perform the obligations as instructed by said Banks.

13.                                 We, understand that as a precondition relating to grant of the loans/advances/other non-fund based credit facilities to me/us, Canara Bank requires my/our consent for the disclosure by the Bank all information and data relating to me/us including default, if any, committed by me/us but not limited to History and Ownership status, detail of security etc., pertaining to the credit facility availed, to any Banks who are lenders under this consortium and Banks who may join as lenders under this arrangement in future.

Accordingly I/We hereby agree, confirm and giver consent for disclosure by Canara Bank all or any such information and data relating to me/us including default, if any committed by me/us but not limited to History and Ownership status, detail of security etc., pertaining to the credit facility availed, to any Banks who are lenders under this consortium and Banks who may join as lenders under this arrangement in future as Canara Bank may deem appropriate and necessary. Further Canara Bank shall also be entitled to disclose information etc., as stated above to any person as may be required/ specified by applicable laws. The disclosure as stated above may be made/released in any form (including electronic, media) with such details (including photographs) as may be deemed fit by Canara Bank.

Further we hereby undertake and confirm that I/We shall not raise any dispute in whatsoever manner regarding the disclosure of information/data as aforesaid by Canara Bank to any Banks who are lenders under this consortium and Banks who may join as lenders under this arrangement in future.

IN WITNESS WHEREOF the Borrower has caused these Presents to be executed on the day month and year first herein above written.

THE FIRST SCHEDULE ABOVE REFERRED TO

SCHEDULE OF LIMIT SANCTIONED                (Rs. In crones)

I BANK	NATURE OF LIMIT	FUND BASED	NON-FUND BASED	TOTAL FB+NFB
Canara Bank	OCC	6100
	PC/PCFC/FDB/FBE/BRD standby limit :	90.00
	PC/PCFC/FDB/FBE/BRD	18.00
	Sub-limit-PC/PCFC	(67.50)
	Sub limit - standby -PC/PCFC	(13.50)
	Sub limit - FBE(O/NPBLC/PBLC)	(6.25)
	FLC/ILC (DA/DP)/BG		10.00
Total Canara Bank		171.00	10.00	181.00
STATE BANK OF INDIA	CC#	(5.00)
	EPC/PCFC/FBP ##	25.00
	LC/BG		25.00
Total SBI*		25.00	25.00	50.00
Bank of India	1. CC	(10.00)
,4 ■	2. PCL/PCFC	50.00
	TOTAL 1 + 2	50.00
	3. CC	(10.00)
1	4. FBP/FCBP/FBN/FCBN	50.00
	TOTAL 3 + 4	50.00
Total Bank of India	MAXIMUM TOTAL LIMIT PERMITTED	50.00		50.00
ICICI Bank	STL	55.00
	SUB-LIMIT-CC	(15.00)
	SUB-LIMIT-PCFC/EPC	(55.00)
	SUB-LIMIT-FUBD/FBP	(55.00)
	SUB-LIMIT-CMS	(5.00)
Total ICICI Bank		55.00		55.00
Oriental Bank of Commerce	PC/FDBP/FUDBP	75.00
	SUB LIMIT - CC	(20.00)
	LC (Import/Inland)/BG		25.00
Total OBC		75.00	25.00	100.00
Bank of Baroda	CC	10.00
	PC/PCFC ##	50.00
	Sub Limit - PSDL	(15.00)
	FBP/FBD ##	15.00
	FLC/ILC/BG		29.00
Total BOB		75.00	29.00	104.00
HDFC Bank	CC	15.00
	Sub limit -STL/Bill Discounting/EPC/PCFC/PSOFCMC.D t_.	(15.00)
‘Total HDFC		15.00		15.00
STATE BANK OF

SCHEDULE OF LIMIT SANCTIONED                (Rs. In crones)

HYDERABAD	CC	12.00
	Sub-limit-EPC/PCFC	(12.00)
	SUB-LIMIT-FDBP/FUBD L/C/BG	(12.00)	10.00
TOTAL SBH		12.00	10.00	22.00
YES BANK	PC/PCFC/PSFC	40.00
	SUB LIMIT - CC/WCDL	(20.00)
	SUB LIMIT - STL	(40.00)
	SUB-LIMIT - LC/BG		(20.00)
TOTAL YES BANK		40.00		40.00
TOTAL LIMIT		518.00	99.00	617.00

# FULL ONE-WAY INTERCHANGEABILITY FROM CC TO EPC/PCFC/FBP LIMITS

## FULL INTERCHANGEABILITY BETWEEN EPC & FBP LIMITS

( ) INDICATES SUB-LIMIT

(The above list is only illustrative and not exhaustive)

THE SECOND SCHEDULE ABOVE REFERRED TO
(SHORT PARTICULARS OF PROPERTIES)

The whole of the Current Assets of the Borrower including first pari passu charge op, the borrower’s stocks of raw materials, stock in process, semi finished and finished goods, stores and spares, packing materials, bill receivables, book debts and all other movables of the borrower including documents of title to goods and other assets such as outstanding monies receivables by way of cash assistance under any scheme and claims by way of refund of customs/excise or other scheme of the Government, bills, invoices, securities, and other moveable assets including plant and machinery (excluding Plant & Machineries and other fixed assets created/being created out of the term loan sanctioned by Canara Bank and Bank of Baroda) both present and future whether lying loose or in cases or which are now lying or stored in or about or shall hereinafter from time to time during the continuance of the security of these presents by brought into or upon or to be stored or be in or about of the Borrower’s factory/ies, premises and godowns situated at 21st Milestone, Pataudi Road, Gurgaon-123505, in the state of Haryana and/or lying in the borrowers premises/godowns (whether owned or on leased anywhere in India) from times to time at the site or in transit and/or with approved/unapproved clearing agents at Kandla, Kakinada and with UP Warehousing Corporation, goods in transit and with processors or wherever else the same may be or be held by any party to the order or disposition of the Borrower or in the course of transit or on high seas or on order or delivery, howsoever, and wheresoever in the possession of the Borrower and either by way of substitution or addition.

The Common Seal of the within named M/s AMIRA FOODS (INDIA) Ltd., pursuant to the authority granted by the resolution of the Board of Directors passed on the 06th day of AUGUST 2010, hereunto affixed in the presence of Ms. Anita Daing, and Sh. Shyam Poddar of these presents in token thereof.

IN WITNESS whereof the parties hereto have set their hands unto these presents and day month and year hereinabove written.

SIGNED AND DELIVERED BY M/S AMIRA FOODS (INDIA) LTD., PURSUANT TO THE RESOLUTION OF ITS BOARD OF DIRECTORS PASSED ON THE 06TH DAY OF AUGUST 2010 BY THE HAND OF MS. ANITA DAING

FOR AMIRA FOODS (INDIA) LTD.,

/s/ Anita Daing
(AUTHORIZED SIGNATORY)

DATED THIS THE 16TH DAY OF AUGUST 2010

SIGNED AND DELIVERED FOR AND BEHALF OF CANARA BANK FOR ITSELF AND FOR AND ON BEHALF OF STATE BANK OF INDIA, ORIENTAL BANK OF COMMERCE, BANK OF INDIA, BANK OF BARODA, ICICI BANK LTD., HDFC BANK LTD., YES BANK LTD., STATE BANK OF HYDERABAD AS THEIR CONSTITUTED ATTORNEY BY THE HAND OF SHRI A. K. JINDAL ITS AUTHORISED OFFICIAL.

FOR CANARA BANK

/s/ Shri A. K. Jindal
(AUTHORIZED SIGNATORY)

DATED THIS THE 16TH DAY OF AUGUST 2010

JOINT DEED OF HYPOTHECATION

BY

M/S AMIRA FOODS (INDIA) LTD.

(THE BORROWER)

TO

CANARA BANK

STATE BANK OF INDIA

ORIENTAL BANK OF COMMERCE,

BANK OF INDIA

BANK OF BARODA

ICICI BANK LTD.

STATE BANK OF HYDERABAD

HDFC BANK LTD.

AND

YES BANK